Exhibit 4 (f)

 CITY NATIONAL REAL ESTATE INVESTMENT CORPORATION
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 BYLAWS
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Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California (the “California General Corporation Law”).

The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purposes, and shall have all the powers now or hereafter expressly conferred upon corporations under the laws of the State of California, together with such additional and implied powers as may now or hereafter be provided thereby.

The clauses set forth in this preamble are to be construed both as purposes and powers; and it is hereby expressly provided that the enumeration herein of specified purposes and powers shall not be held to limit or restrict in any manner the general powers of the Corporation. It is the intention that the purposes, objects, and powers specified in each of the said clauses shall, except as otherwise expressly provided, in no way be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this preamble, or of any article of these bylaws.

 ARTICLE I
 OFFICES

Section 1. The principal executive office of City National Real Estate Investment Corporation (the “Corporation”) shall be located at 400 North Roxbury, Beverly Hills, California, 90210.

Section 2. The Corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the Corporation may require.

 ARTICLE II
 ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. Annual meetings of shareholders for the election of directors and to transact such other business as may properly be brought before the annual meeting shall be held in Beverly Hills, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of California as shall be designated from time to time by the board of directors and stated in the notice of the meeting. If no other place is stated or fixed, the annual meeting of shareholders shall be held at the principal executive office of the Corporation.

Section 2. Annual meetings of shareholders, commencing with the year 2002, shall be held on June 15, if not a legal holiday, and if a legal holiday, then on the following day that is not a legal holiday at 9:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote directors to serve on the board of directors and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting. Notice may be sent by third-class mail only if the outstanding shares of the Corporation are held of record by 500 or more persons (determined as provided in section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting.

 ARTICLE III
 SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no other place is stated or fixed, special meetings of shareholders shall be held at the principal executive office of the Corporation.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-fifth of all the shares entitled to vote at the meeting and if the Corporation has a chairman of the board of directors, special meetings of the shareholders may be called by the chairman.

Section 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting. Notice may be sent by third-class mail only if the outstanding shares of the Corporation are held of record by 500 or more persons (determined as provided in section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 5. Upon notice being given in accordance with the provisions hereof, the failure of any shareholder to receive actual notice of any special meeting shall not in any way invalidate the meeting or proceedings thereat.

The transactions of any special meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a special meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the special meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the special meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the special meeting. Attendance of a person at a special meeting shall constitute a waiver of notice of and presence at such special meeting, except when the person objects, at the beginning of the special meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a special meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice, but not so included, if such objection is expressly made at the special meeting.

 ARTICLE IV QUORUM AND
 VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater or lesser number or voting by classes is required by law, the articles of incorporation or these bylaws.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected, or, upon satisfaction of the requirements set forth in Section 708(b) of the California General Corporation Law, to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. Section 708(b) of the California General Corporation Law provides that no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

Section 4. Unless otherwise provided in the articles of incorporation, any action, except election of directors, which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

 ARTICLE V
 DIRECTORS

Section 1. The number of directors shall be three. Directors need not be residents of the State of California nor shareholders of the Corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Unless otherwise provided in these bylaws or in the articles of incorporation and except for a vacancy created by the removal of a director, vacancies on the board may be filled by approval of a majority of the board of directors or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice or (3) a sole remaining director. Unless the articles of incorporation or a bylaw adopted by the shareholders provides that the board of directors may fill vacancies occurring in the board of directors by reason of the removal of directors, such vacancies may be filled only by election by the shareholders.

The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent (other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors), requires the consent of a majority of the outstanding shares entitled to vote.

Section 3. The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State of California, outside of the State of California, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

 ARTICLE VI
 MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of California.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors.

Section 4. Special meetings of the board shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means; special meetings may be called by the president or the secretary, and shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case, special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director. A meeting may be held on shorter notice if all directors consent.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 8. The order of business at all meetings of the board of directors shall be as follows:

1.    Roll call and determination of quorum

2.    Reading of the minutes of previous meeting

3.    Reports of officers

4.    Examination of loans and investments and action thereon

5.    Deferred business, if any

6.    New business.

Section 9. The board of directors shall keep complete records of its proceedings in a minute book kept for that purpose alone.

Section 10. At any annual or special meeting of shareholders all of the acts and doings of the board of directors may be ratified, confirmed and approved by shareholders and such ratification, confirmation and approval shall be as valid and as binding upon the Corporation and upon all shareholders as though it had been approved, confirmed or ratified by every shareholder.

 ARTICLE VII
 EXECUTIVE COMMITTEE

The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The board of directors may designate one or more directors as alternate members of the executive committee. The executive committee shall not have authority: (1) to approve any action which will also require the shareholders’ approval; (2) to fill vacancies on the board of directors or in any committee; (3) to fix the compensation of directors for serving on the board of directors or on any committee; (4) to amend or repeal these bylaws or adopt new bylaws; (5) to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; (6) to make a distribution to the shareholders except at a rate or in a periodic amount or within a price range determined by the board of directors; or (7) to appoint other committees of the board of directors or the members thereof.

 ARTICLE VIII
 NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Notice to directors may also be given by facsimile telecommunication. Notice to any shareholder shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of the Corporation for such shareholder, notice may be given to such shareholder at the place where the principal executive office of the

Corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located.

If a notice of a shareholders’ meeting is sent by mail it shall be sent by first-class mail, or, in case the Corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting, notice may be by third-class mail.

Section 2. Whenever any notice for whatever reason is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

 ARTICLE IX
 OFFICERS

Section 1. The officers of the Corporation, except those elected in accordance with section 210 of the California General Corporation Law, shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a chief financial officer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a chief financial officer, none of whom need be a director.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

The board of directors may, from time to time, designate a chief executive officer of the Corporation, who may also be the chairman of the board of directors, and the president. The chief executive officer shall be responsible for the general supervision of the property, business and affairs of the Corporation. The chief executive officer shall carry out the policies and procedures for the governing and conduct of the affairs of the Corporation as are adopted and directed by the board of directors and prescribed by law. The chief executive officer shall serve at the pleasure of the board of directors, and the office may be terminated at any time at the discretion of the board of directors without any cause.

A chairman of the board of directors may be elected by a majority of the entire board of directors. If so elected, he shall preside at all meetings of the board of directors and shall perform such other duties and have such other powers as may be delegated by the board of directors.

Section 6. The officers delineated, or such other officers as may be appointed from time to time, are authorized to do and perform such corporate and official acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the board of directors and, if appointed, the executive committee. Subject to like limitation, they are fully empowered to make and execute all deeds, leases, releases, agreements, contracts, bills of sale, assignments, letters of attorney or substitution and other instruments which may be necessary to sell, assign, transfer, convey, release and assure or lease to any party entitled thereto, whether purchaser, lessee or transferee, any estate or property, real or personal, stocks, bonds, loans, insurance policies, storage receipts, certificates of deposit, scrip or evidences of debt at any time standing in the name of the Corporation or held or controlled by it in its own right; and to cause the corporate seal to be affixed to any and all such instruments, and attested by the secretary and duly acknowledged.

Such of the officers as may from time to time be designated by the board of directors or, if appointed, by the executive committee, shall have the power and authority to sign checks, drafts, letters of credit, orders, receipts and acquittances, and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation.

The board of directors may, from time to time by resolution, provide for the execution of any corporate instrument or document by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the board of directors.

THE PRESIDENT

Section 7. The president shall be the chief executive officer of the Corporation, unless a chief executive officer is otherwise designed by the board of directors, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 9. The president shall preside at all meetings of shareholders, and in general shall perform such duties as are incident to his office or are prescribed by the board of directors. If no chairman of the board of directors is elected, the president shall also preside over the meetings of the board of directors.

THE VICE PRESIDENTS

Section 10. The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 12. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

Section 13. The chief financial officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 14. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 15. If required by the board of directors, the chief financial officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

Section 16. The chief financial officer is, for the purpose of executing any documents requiring the signature of the “Treasurer,” deemed to be the treasurer of the Corporation.

THE ASSISTANT TREASURERS

Section 17. The assistant treasurers, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE FIRST OFFICERS

Section 18. The persons who are first officers of the Corporation who shall serve until the Board of Directors designates successors are as follows:

Officers:	Mailing Address:
Frank P. Pekny	400 North Roxbury Drive,
President	Beverly Hills, California, 90210
Heng W. Chen	400 North Roxbury Drive,
Chief Financial Officer/Secretary	Beverly Hills, California, 90210
Andy Yang	400 North Roxbury Drive,
Vice President	Beverly Hills, California, 90210

 ARTICLE X
 CERTIFICATES FOR SHARES

Section 1. Every holder of shares in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the board of directors, if elected, or the president or a vice-president and the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares and the class or series of shares owned by the holder in the Corporation. If the shares of the Corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof; (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles of incorporation and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) hereof. Every certificate shall have noted thereon any information required to be set forth by the California General Corporation Law and such information shall be set forth in the manner provided by such law.

Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

CLOSING OF TRANSFER BOOKS

Section 5. In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

REGISTERED SHAREHOLDERS

        Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

 ARTICLE XI
 GENERAL PROVISIONS
 DIVIDENDS

        Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the California General Corporation Law.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the board of directors shall think conducive to the interest of the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

        Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

        Section 4. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December of each year.

SEAL

        Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the date of its incorporation and the words “Corporate Seal, California”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

 ARTICLE XII
 AMENDMENTS

        Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.

ARTICLE XIII
 DIRECTORS’ ANNUAL REPORT

        Section 1. The directors shall cause to be sent to the shareholders not later than 120 days after the close of the fiscal year, an annual report which shall include a balance sheet as of the closing date of the last fiscal year, and an income statement of changes in financial position for said fiscal year. Said annual report shall be accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation. This annual report is hereby waived whenever the Corporation shall have less than 100 shareholders as defined in Section 605 of the California General Corporation Law. Except when said waiver applies, the annual report shall be sent to the shareholder at least 15 (or if sent by third-class mail, 35) days prior to the date of the annual meeting. The annual report may be sent by third-class mail only if the Corporation has outstanding shares held by 500 or more persons (as determined by the provisions of Section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting. In addition to the financial statements included in the annual report, the annual report of the Corporation, if it has more than 100 shareholders as defined in Section 605 of the California General Corporation Law and if it is not subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, or exempt from such registration by Section 12(g)(2) of said act, shall also describe briefly: (1) any transaction (excluding compensation of officers and directors) during the previous fiscal year involving an amount in excess of forty thousand dollars ($40,000) (other than contracts let at competitive bids or services rendered at prices regulated by law) to which the Corporation or its parent or subsidiary was a party and in which any director or officer of the Corporation or of a subsidiary or (if known to the Corporation or its parent or subsidiary) any holder of more than 10 percent of the outstanding voting shares of the Corporation had a direct or indirect material interest, naming such person and stating such person’s relationship to the Corporation, the nature of such person’s interest in the transaction and, where practicable, the amount of such interest; provided, that in the case of a transaction with a partnership of which such person is a partner, only the interest of the partnership need be stated; and provided further that no such report need be made in the case of transactions approved by the shareholders under subdivision (a) of section 310 of the California General Corporation Law; and (2) the amount and circumstances of any indemnification or advances aggregating more than ten thousand dollars ($10,000) paid during the fiscal year to any officer or director of the Corporation pursuant to section 317 of the California General Corporation Law, provided that no such report need be made in the case of indemnification approved by the shareholders under paragraph (2) of subdivision (e) of section 317 of the California General Corporation Law.

 ARTICLE XIV
 CAPITAL STOCK

        The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is FOUR MILLION (4,000,000), of which THREE MILLION EIGHT HUNDRED THOUSAND (3,800,000) shares shall be shares of common stock with no par value per share (hereinafter called “Common Stock”) AND TWO HUNDRED THOUSAND (200,000) shares shall be shares of preferred stock with no par value per share, a stated value of ONE HUNDRED AND NO/100 DOLLARS ($100.00) per share (hereinafter called “Preferred Stock”).

        Any amendment to these bylaws or to the articles of incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

        Whenever an increase of stock shall be authorized, in accordance with law, it shall be the duty of the board of directors to notify all the shareholders of the same, and cause a subscription list to be opened for such increase of capital. Upon such increase each shareholder shall have the privilege of subscribing for new stock in proportion to the amount of stock then owned by him or her. If any shareholder should fail, within the time specified by the board of directors, to subscribe for the amount of stock to which he or she may be entitled, the board of directors may determine what disposition shall be made of the privilege of subscribing for the unsubscribed stock.

        In case any certificate of stock is lost, mutilated or destroyed, the board of directors may issue a new certificate in place thereof upon receipt of a proper bond of indemnification in which the Corporation is named as the beneficiary.

        Transfer of stock shall not be suspended preparatory to the declaration of dividends, and unless an agreement to the contrary shall be expressed in the assignment, dividends shall be paid to the shareholders in whose name the stock shall stand at the date of the declaration of dividends.

        The voting powers and the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions of the Preferred Stock shall be as follows:

        Section 1. The board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more class or series, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in these bylaws, or the resolution or resolutions providing for the issuance thereof adopted by the board of directors, or a certificate of designation filed with the Secretary of State of the State of California, including (but without limiting the generality of the foregoing) the following:

        (a)  The designation of such class or series and the number of shares which shall constitute such class or series;

        (b)  Any provisions for dividends on shares of such class or series, including, without limitation, the dividend rate, the conditions upon which and the dates when such dividends shall be payable, whether dividends shall be payable on any other class or classes or of any other series of stock, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative;

        (c)  Whether shares of such class or series may be redeemed and, if redeemable, whether they are redeemable for cash, property or rights (including securities of the Corporation or another corporation), the time or times when shares of such class or series may be redeemed, the price or prices, rate or rates, and adjustments with which shares of such class or series may be redeemed, and the other terms and conditions upon which shares of such class or series may be redeemed;

        (d)  The rights to which holders of shares of such class or series shall be entitled upon any voluntary or involuntary dissolution, liquidation, distribution of assets or winding up the Corporation;

        (e)  The terms and amount of any sinking or purchase fund to be provided for the purchase, redemption or retirement of the shares of such class or series;

        (f)    The rights, if any, of the holders of shares of such class or series or of the Corporation to convert such shares into or exchange such shares for shares of Common Stock or of any other class or series of Preferred Stock of the Corporation or other securities of the Corporation or another corporation, and the terms and conditions of such conversion or exchange;

        (g)  Whether the holders of shares of such class or series shall have any voting rights or no voting rights and, if such holders shall have any voting rights, the voting rights of holders of shares of such class or series; and

        Section 2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the board of directors or any duly authorized executive committee thereof, creating any class or series of Preferred Stock, the holders of any such class or series shall have no voting power whatsoever.

 ARTICLE XV
 REIT RESTRICTIONS ON TRANSFER

        Section 1.Definitions. The following terms shall have the following meanings for purposes of these Bylaws:

        “Beneficial Ownership” means ownership of shares of any class or series of Common Stock or Preferred Stock by a Person (as defined below) who would be treated as an owner of such shares under Section 542(a)(2) of the Code (as defined below) either directly or constructively through the application of Section 544 of the Code as modified by Section 856(h)(i)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own” and “Own Beneficially” shall have correlative meanings.

        “Beneficiary” means, with respect to the Trust (as defined below), one or more organizations named by the Corporation as beneficiary or beneficiaries of the Trust in accordance with Section (13)(a) of this Article XV. Each such Beneficiary shall be an organization described in Section 501(c)(3) of the Code, that is not an “individual” within the meaning of Section 541 of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        “Board of Directors” means the Board of Directors of the Corporation.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

        “Excess Shares” has the meaning set forth in Section (3) of this Article XV.

        “Market Price”, with respect to any class or series of Preferred Stock, on any date means the Closing Price (as defined below) on the Trading Day (as defined below) immediately preceding such date of such class or series of Preferred Stock. The “Closing Price”, with respect to any class or series of Preferred Stock, on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE, as reported in the principal, consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class or series of Preferred Stock is listed or admitted to trading or, if such class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted, price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such class or series of Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class or series of Preferred Stock selected by the Board of Directors of the Corporation or, if there is no professional market maker making a market in such class or series of Preferred Stock, the liquidation value of a share of such class or series of Preferred Stock as determined by the Board of Directors in its reasonable discretion. “Trading Day” means a day on which the principal national securities exchange on which the relevant class or series of Preferred Stock is listed or admitted to trading is open for the transaction of business or, if the relevant class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

        “NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation System.

        “”Non-Transfer Event” means any event other than a purported Transfer that would cause (i) any Person (as defined below) (other than City National Bank and its affiliates) to Own Beneficially (as defined below) shares of Preferred Stock in excess of the Ownership Limit (as defined below), (ii) the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, and/or (iii) the Corporation to otherwise fail to qualify as a REIT (other than as a result of a violation of the “100-shareholder” requirement of Section 856(a)(5) of the Code), in each case including, but not limited to, the granting of any option on entering into any agreement for the sale, transfer or other disposition of shares of Preferred Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Preferred Stock.

        “NYSE” means the New York Stock Exchange, Inc.

        ”Ownership Limit” means, for any Person (as defined below), other than City National Bank and its affiliates, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value (determined on the basis of the Market Price), of the outstanding shares of any class or series of Preferred Stock of the Corporation.

        “Permitted Transferee” means any Person designated as a Permitted Transferee in accordance with the provisions of Section (13)(e) of this Article XV.

        “Person” means (i) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        “Prohibited Owner” means, with respect to any purported Transfer or Non-Transfer Event, any Person whom, but for the provisions of Section (3) of this Article XV, would Beneficially Own shares of Preferred Stock.

        “REIT” means a real estate investment trust as defined under Section 856(a) of the Code.

        “Restriction Termination Date” means the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

        “Transfer” means any sale, transfer, gift, assignment, devise or other disposition of any shares of Common Stock or Preferred Stock (including (i) the granting of any option (including, but not limited to, an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Common Stock or Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock or Preferred Stock or the exercise of such rights) whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities which results in a change in the Beneficial Ownership of shares of Common Stock or Preferred Stock). The terms “Transfers” and “Transferred” shall have correlative meanings.

        “Trust” means the trust created pursuant to Section (13) of this Article XV.

        “Trustee” means any Person or entity unaffiliated with both the Corporation and any Prohibited Owner who is designated by the Corporation to act as trustee of the Trust, and any successor trustee appointed by the Corporation.

        Section 2.Restriction on Ownership and Transfers.

        (a)  Except as provided in Section (10) of this Article XV, prior to the Restriction Termination Date, no Person (other than City National Bank and its affiliates) shall Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit.

        (b)  Except as provided in Section (10) of this Article XV, and subject to the provisions of Section (14) of this Article XV and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in any Person (other than City National Bank and its affiliates) Beneficially Owning shares of any class or series of Preferred Stock in excess of the Ownership Limit shall be void ab initio  as to the Transfer of such shares of Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no right or interest in such shares of Preferred Stock.

        (c)  Subject to the provisions of Section (14) of this Article XV and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio , and the intended transferee shall acquire no right or interest in such shares of Common Stock or Preferred Stock.

        (d)  Notwithstanding any other provision herein, subject to the provisions of Section (14) of this Article XV and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio  as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, that would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no right or interest in such shares of Common Stock or Preferred Stock, as the case may be.

        (e)  Notwithstanding any other provision herein, subject to the provisions of Section (14) of this Article XV and prior to the Restriction Termination Date, any Transfer that, if effective, would cause the Corporation to fail to qualify as a REIT under the Code for any reason shall be void ab initio  as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no right or interest in such shares of Common Stock or Preferred Stock, as the case may be.

        (f)    A Transfer of a share of Common Stock or Preferred Stock which is null and void under paragraphs (b), (c), (d) or (e) of this Section (2) of this Article XV shall not adversely affect the validity of the Transfer of any other share of Common Stock or Preferred Stock in the same or any other related transaction.

        Section 3.Transfer in Trust.

        (a)  If, notwithstanding the other provisions contained in this Article XV, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than City National Bank and its affiliates) would Own Beneficially shares of any class or series of Preferred Stock in excess of the Ownership Limit, then (i) except as otherwise provided in Section (10) of this Article XV, the Prohibited Owner shall acquire no right, or interest (or in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of such class or series of Preferred Stock that would cause such Beneficial Owner to Beneficially Own shares of such class or series of Preferred Stock in excess of the Ownership Limit and (ii) such number of shares of such class or series of Preferred Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated as excess shares (“Excess Shares”) and, in accordance with Section (13) of this Article XV, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to the Trust and the designation of the shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

        (b)  If, notwithstanding the other provisions contained in this Article XV, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a)(5)), then (i) except as otherwise provided in Section (10) of this Article XV, the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of Preferred Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a)(5)) and (ii) such number of shares of Preferred Stock (rounded up to the nearest whole share) shall be designated as Excess Shares and, in accordance with the provisions of Section (13) of this Article XV, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to the Trust and the designation of shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        Section 4.Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Non-Transfer Event has occurred, a Transfer has taken place in violation of Section (2) of this Article XV or that a Person intends to acquire or has attempted to acquire or may acquire Beneficial Ownership of any shares of Common Stock or Preferred Stock in violation of Section (2) of this Article XV (whether or not such violation is intended), the Board of Directors shall be empowered to take any action it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including but not limited to, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer or acquisition.

        Section 5.Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of Section (2) of this Article XV, or any Person who owned shares of Preferred Stock that were transferred to a Trust pursuant to the provisions of Section (3) of this Article XV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT. Failure to give such notice shall not in any way limit the rights and remedies of the Board of Directors provided herein.

        Section 6.Right of First Offer. No holder of the Preferred Stock may Transfer such stock without first having offered such stock proposed to be transferred to the Corporation, whereupon the Corporation shall have the right to elect to purchase, or shall have the right, but not the obligation, to elect to designate a third party to purchase, all (but not less than all) of the shares of Preferred Stock proposed to be transferred. The consideration to be paid by the Corporation or third party designee of the Corporation, if the Corporation elects to direct the sale of the Preferred Stock hereunder, shall be: (i) the price offered for the transfer by the proposed transferee; provided that, if the purchase price is not payable solely in cash, the Corporation or its third party designee can provide equivalent consideration or cash having the same value, or (ii) in the absence of a third party offer, the Market Price of such Preferred Stock proposed to be transferred plus any declared and unpaid dividends.

        Section 7.Owners Required to Provide Information. Prior to the Restriction Termination Date:

        (a)  Every Beneficial Owner of more than one-half of one percent (0.5%) (or such lower percentage as required in the applicable regulations adopted under the Code) of any class or series of Preferred Stock of the Corporation outstanding shall, within thirty (30) days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of such class or series of Preferred Stock Beneficially Owned by such Beneficial Owner, a full description of how shares are held and a statement identifying the actual or constructive owners of such shares. Each such Beneficial Owner shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to its Beneficial Ownership of such class or series of Preferred Stock as the Corporation, in its sole discretion, deems appropriate or necessary, (i) to comply with the provisions of the Code regarding the qualification of the Corporation as a REIT and (ii) to ensure compliance with the Ownership Limit.

        (b)  At the request of the Corporation, any Person who is a Beneficial Owner of Common Stock or Preferred Stock and any Person (including the shareholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide (i) such information as the Corporation, in its sole discretion, may request from time to time in order (A) to determine the Corporation’s status as a REIT, (B) to ensure compliance with the requirements of any taxing authority or other governmental agency or (C) to ensure compliance with the Ownership Limit and (ii) a statement or affidavit to the Corporation setting forth the number of shares of each class or series of Common Stock or Preferred Stock Beneficially Owned by such shareholder or proposed transferee and any related Persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

        (c)  In addition, every individual who Beneficially Owns any class or series of Preferred Stock of the Corporation shall, upon demand by the Corporation, disclose to the Corporation in writing information for the purpose of determining whether the Corporation is a “pension-held REIT” within the meaning of Section 865(h)(3)(D) of the Code. In this context, “individual” is defined as any natural person and any entity that is included in the definition of “individual” in Section 542(a)(c) of the Code, but does not include a pension trust described in Section 401(a) of the Code that qualifies for “look through treatment” under Section 856(h)(3)(A)(i) of the Code.

        Section 8.Remedies Not Limited. Nothing contained in this Article XV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section (14) of this Article XV) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation’s status as a REIT, and to insure compliance with the Ownership Limit.

        Section 9.Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article XV, including any definition contained in Section (1) of this Article XV, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

Section 10. Exceptions

        (a)  The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel satisfactory to it, may waive the application of the Ownership Limit, in whole or in part, to any Person, if such Person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided , however , in no event may the Board of Directors grant any such exception if it would, in the Board of Director’s judgment, jeopardize the Corporation’s status as a REIT. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary in its sole discretion to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT.

        (b)  For a period of 90 days following the acquisition of Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Preferred Stock purchased by it as a part of such offering.

        Section 11.Legend. Each certificate for Preferred Stock shall bear the following legend (in addition to the legend required by Section 2 of Article XVI):

        “THIS SECURITY (AND THE PREFERRED SHARES EVIDENCED HEREBY) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE’). NO PERSON MAY (1) BENEFICIALLY OWN PREFERRED SHARES IN EXCESS OF THE APPLICABLE OWNERSHIP LIMIT, EXCEPT AS SET FORTH IN THE CORPORATION’S BYLAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, OR (2) BENEFICIALLY OWN PREFERRED SHARES OF THE SECURITIES THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD’ UNDER SECTION 856(H) OF THE CODE OR OTHERWISE TO FAIL TO QUALIFY AS A REIT. ANY PERSON (OTHER THAN CITY NATIONAL BANK AND ITS AFFILIATES) WHO ATTEMPTS TO BENEFICIALLY OWN PREFERRED SHARES IN EXCESS OF THE APPLICABLE LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. NO PERSON MAY TRANSFER THIS SECURITY OR ANY PREFERRED SHARES IF SUCH TRANSFER WOULD RESULT IN THE OUTSTANDING COMMON STOCK AND PREFERRED STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION). NO PERSON MAY TRANSFER THIS SECURITY OR ANY PREFERRED SHARES WITHOUT FIRST HAVING OFFERED THIS SECURITY OR SUCH PREFERRED SHARES PROPOSED TO BE TRANSFERRED TO THE CORPORATION, WHEREUPON THE CORPORATION SHALL HAVE THE RIGHT TO ELECT TO PURCHASE, OR SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO ELECT TO DESIGNATE A THIRD PARTY TO PURCHASE, THIS SECURITY OR ALL (BUT NOT LESS THAN ALL) OF THE PREFERRED SHARES PROPOSED TO BE TRANSFERRED. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, ALL OR A PORTION OF THE PREFERRED SHARES REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED “EXCESS SHARES.’ THESE RESTRICTIONS ARE SET FORTH IN FULL DETAIL IN THE CORPORATION’S BYLAWS, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.”

        Section 12.Severability. If any provision of this Article XV or any application of any such provision is determined to be void, invalid or unenforceable by any federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions of these bylaws (including without limitation this Article XV) shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        Section 13.Excess Shares.

        (a)  Ownership in Trust. Upon any purported Transfer, Non-Transfer Event or purported change in Beneficial Ownership that results in shares of Preferred Stock being designated Excess Shares pursuant to Section (3) of this Article XV, such Excess Shares shall be transferred to a Trust for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary that is an organization described in Section 501(c)(3) of the Code that is not an “individual” within the meaning of Section 542 of the Code, if one does not already exist, within five (5) days after the discovery of any Transfer to the Trust. Excess Shares shall remain issued and outstanding stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as all other issued and outstanding shares of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section (13)(e) of this Article XV, such Excess Shares shall cease to be designated as Excess Shares.

        (b)  Dividend Rights. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Preferred Stock designated Excess Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Excess Shares shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Preferred Stock designated Excess Shares and (ii) the record date of which is on or after the date that such shares became Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Preferred Stock Beneficially Owned by the Person who, but for the provisions of Section (3) of this Article XV, would Beneficially Own the Excess Shares, and as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

        (c)  Rights Upon Liquidation. Subject to the preferential rights of any class or series of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Article III of these bylaws, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Trustee of Excess Shares shall be entitled to receive, ratably with each other holder of Preferred Stock of the same class or series, that portion of the assets of the Corporation available for distribution to the holders of such class and series. The Trustee shall distribute to the Prohibited Owners the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided , however , that no Prohibited Owner paid for Preferred Stock in any purported Transfer that resulted in the Excess Shares or, in the case of a Non-Transfer Event or a Transfer in which the Prohibited Owners did not give value for such shares (e.g., through a gift or devise), shall receive a distribution greater than a price per share equal to the Market Price on the date of any purported Transfer or Non-Transfer Event that resulted in the Excess Shares. Any remaining amount in the Trust shall be distributed ratably to the Beneficiary of the Trust.

        (d)  Voting Rights. The Trustee shall be entitled to vote all Excess Shares. Any vote by a Prohibited Owner as a holder of shares of Preferred Stock subsequent to the discovery of the Corporation that such shares of Preferred Stock are Excess Shares shall, subject to applicable law and only to the extent that no Person other than the applicable Prohibited Owner is materially and adversely affected, be rescinded and shall be void ab initio  with respect to such Excess Shares and the applicable Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Preferred Stock under Section (3)(a) of this Article XV, an irrevocable proxy to the Trustee to vote the Excess Shares in the manner in which the Trustee, in its sole and absolute discretion, desires.

        (e)  Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all Excess Shares. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Market Price of the Excess Shares, the Trustee shall designate any person as a Permitted Transferee; provided , however , that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (ii) the acquisition of such Excess Shares by any Permitted Transferee so designated will not result in a transfer to a Trust and the redesignation of such shares of Preferred Stock so acquired as Excess Shares under Section (3) of this Article XV. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this paragraph, the Trustee of the Trust shall (i) cause to be transferred to the Permitted Transferee that number of Excess Shares acquired by the Permitted Transferee, (ii) cause the Permitted Transferee to be recorded as the holder of record of such number of shares of Preferred Stock on the books of the Corporation; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Excess Shares after making payment to the applicable Prohibited Owner pursuant to Section (13)(f) of this Article XV.

        (f)    Compensation to Record Holder of Shares that Become Excess Shares. Any Prohibited Owner shall be entitled (following discovery of the Excess Shares and the subsequent designation of a Permitted Transferee in accordance with Section (13)(e) of this Article XV) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Preferred Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for such shares, or in the case of (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Excess Shares in accordance with Section (13)(e) of this Article XV. Any amounts received by the Trustee in respect of the Excess Shares in excess of the amounts to be paid to the applicable Prohibited Owner pursuant to this Section (13)(f) of this Article XV shall be distributed to the Beneficiary in accordance with the provisions of Section (13)(e) of this Article XV. Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (13) of this Article XV by, such Trustee or the Corporation.

        (g)  Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price on the date of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred.

        Section 14.Settlement. Notwithstanding any provision contained herein to the contrary, nothing in these bylaws shall preclude the settlement of any transaction with respect to any class or series of Preferred Stock entered into through facilities of the NYSE or the NASDAQ.

ARTICLE XVI
OTHER RESTRICTIONS ON TRANSFER

        Section 1. No class of capital stock may be owned (either directly or indirectly) by 500 or more persons (as such term is defined in the Securities Exchange Act of 1934, as amended). If any purported Transfer (as defined in Article XV) or other event would result in any class of Preferred Stock being owned (either directly or indirectly) by 500 or more persons, then the purported transfer or other event shall be null and void ab initio , and the intended transferee shall acquire no right or interest in such shares of Preferred Stock.

        Section 2. Each certificate for Preferred stock shall bear the following legend (in addition to the legend required by Section 11 of Article XV):

        “NO PERSON MAY TRANSFER THIS SECURITY OR ANY PREFERRED SHARES IF SUCH TRANSFER WOULD RESULT IN THE NUMBER OF HOLDERS OF PREFERRED SHARES EQUALING OR EXCEEDING 500 PERSONS (AS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED). ANY ATTEMPTED TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE VOID AND OF NO FURTHER EFFECT AND SHALL BE SUBJECT TO THE FURTHER PROVISIONS OF THE CORPORATION’S BYLAWS. THESE RESTRICTIONS ARE SET FORTH IN FULL DETAIL IN THE CORPORATION’S BYLAWS, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.”

ARTICLE XVII
INDEMNIFICATION

        Section 1. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, as determined in accordance with Section 4 of this Article XVII.

        Section 2. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 3. To the extent that a director, officer, employee or agent of the Corporation or of any division of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section (1) or Section (2) of this Article XVII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

        Section 4. Any indemnification under Section (1) or Section (2) of this Article XVII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section (1) or Section (2). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the Corporation or (iii) by a majority vote of the shareholders.

        Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article XVII.

        Section 6. Any indemnification pursuant to this Article XVII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XVII. Any such insurance may be procured from any insurance company designated by the board of directors, including any insurance company in which the Corporation shall have any equity or other interest, through stock ownership or otherwise.

        Section 8. This Article XVII shall be effective with respect to any person who is a director, officer, employee or agent of the Corporation at any time on or after the date of incorporation of the Corporation with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a director, officer, employee or agent of the Corporation or is or was serving, before or after that date, at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.